Exhibit 10.15

GUARANTY
given by
GULFMARK OFFSHORE, INC.
in favor of
DVB BANK NV,
as Security Trustee

July 1, 2008

GUARANTY
          THIS GUARANTY (this “Guaranty”), dated as of July 1, 2008, is made by GULFMARK OFFSHORE, INC., a corporation organized and existing under the laws of Delaware (the “Guarantor”), in favor of DVB BANK NV, a bank incorporated under the laws of the Kingdom of the Netherlands (“DVB”), as security trustee (the “Security Trustee”) for and on behalf of the Lenders (as such term is defined herein).
WITNESSETH THAT:
          WHEREAS:
          (A) Pursuant to that certain that Senior Secured Credit Facility Agreement dated as of December 28, 2005, as amended by Amendment No. 1 thereto dated as of February 28, 2006, by Amendment No. 2 thereto dated as of May 9, 2007 and by Amendment No. 3 (“Amendment No. 3”) thereto dated July 1, 2008 (as so amended, the “Facility Agreement”), made by and among, inter alios, (i) Rigdon Marine Corporation, as borrower (the “Borrower”), (ii) the banks and financial institutions listed on Schedule 1 of the Facility Agreement, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Article 10 of the Facility Agreement (the “Lenders”)), and (iii) DVB, as security trustee and as facility agent, the Lenders have agreed to provide the Borrower a loan facility in an aggregate principal amount of up to US$224,000,000 (the “Facility”) in three tranches, Tranche A, Tranche B and Tranche C, for the purposes described in Section 3.1 thereof.
          (B) The Borrower is a wholly owned subsidiary of the Guarantor; and
          (C) It is a condition precedent to the effectiveness of Amendment No. 3 that the Guarantor enter into this Guaranty and otherwise agree to be bound by the terms of this Guaranty.
          NOW, THEREFORE, in consideration of the premises and for other valuable consideration, the receipt and adequacy of which the Guarantor hereby acknowledges, the Guarantor hereby agrees as follows:
          SECTION 1. Defined Terms. Except as otherwise defined herein, terms defined in the Facility Agreement shall have the same meaning when used herein. The words and expressions specified below shall, except where the context otherwise requires, have the meanings attributed to them below:
          (a) “Compliance Certificate” means a certificate of the Chief Financial Officer of the Guarantor to be delivered to the Facility Agent substantially in the form attached hereto as Exhibit 1;
          (b) “Determination Date” means:
               (i) the last day of each calendar quarter;

               (ii) after the occurrence of an Event of Default which is continuing, any date designated by the Facility Agent upon at least three (3) Banking Days’ prior written notice to the Guarantor; and
               (iii) each Drawdown Date.
          (c) “EBITDA” means, for any twelve month period ending on a Determination Date, the consolidated profit on ordinary activities of the Group before Taxes:
               (i) adjusted to exclude interest received or receivable and other similar income to the extent not already excluded;
               (ii) before the depreciation of fixed assets but after excluding any loss or gain arising on the disposal of fixed assets or shares;
               (iii) before the deduction of Interest Expense for such period;
               (iv) before any charge for the amortization of goodwill, merger differences, acquisition costs or any other intangible asset; and
               (v) before adding or deducting extraordinary or exceptional items (to include, for the avoidance of doubt, any redundancy costs and foreign exchange profits and losses in relation to the funding of the business) in each case for such period;
          (d) “Group” means the Guarantor and each of its Subsidiaries;
          (e) “Interest Expense” means the interest paid by any member of the Group on the Total Debt in the twelve month period ending on a Determination Date;
          (f) “Taxes” means all taxes (including, without limitation, property, sales, use, consumption, franchise, capital, occupational, license, value added, excise, stamp, levies and imposts taxes and customs and other duties), assessments, fees (including, without limitation, documentation, license, filing and registration fees) and charges, of any kind or nature whatsoever, together with any penalties, fines, additions to tax or interest thereon, however imposed, withheld, levied, or assessed by any country or governmental subdivision thereof or therein, any international authority or any other taxing authority other than taxes on the overall net income of a Creditor or branch thereof;
          (g) “Total Assets” means the amount which is equal to the total consolidated assets of the Guarantor as shown in the Guarantor’s latest audited consolidated balance sheet less the goodwill (if any) of the Guarantor as shown in the Guarantor’s latest audited balance sheet;
          (h) “Total Debt” means the aggregate of:
               (i) the amount calculated in accordance with GAAP shown as each of “long term debt”, “short term debt” and “current portion of long term debt” on the latest consolidated balance sheet of the Guarantor; and

               (ii) the amount of any liability in respect of any lease or hire purchase contract entered into by the Guarantor or any of its Subsidiaries which would, in accordance with GAAP, be treated as a finance or capital lease; and
          (i) “Total Shareholder Equity” means the aggregate of the amount paid up on the issued share capital of the Guarantor and the amount standing to the credit of its capital and revenue reserves (including any share premium account or capital redemption reserve but excluding any revaluation reserve) plus or minus the amount standing to the credit or debit (as the case may be) of its profit and loss account.
          SECTION 2. Guaranty.
          2.1 Guaranty of Payment and Performance. The Guarantor, as primary obligor and not merely as surety, hereby irrevocably, unconditionally and absolutely guarantees to the Security Trustee, for the benefit of the Creditors, on first demand (a) the full and prompt payment, when due, whether by acceleration or otherwise, of all amounts owing by the Borrower to the Creditors under the Facility Agreement, the Note and the Security Documents (collectively, the “Transaction Documents”), together with any costs and expenses (including, without limitation, attorneys’ fees) incurred in connection therewith by the Creditors and the performance by the Borrower of its obligations and, in case of extension of time of payment or renewal in whole or in part of the said obligations of the Borrower, the prompt payment when due of all said amounts according to such extension or extensions or renewal or renewals, whether by acceleration or otherwise and (b) the punctual and full performance and compliance by the Borrower of each and every duty, covenant, agreement and obligation thereof under the Transaction Documents (all obligations referred to in clauses (a) and (b) above are herein referred to as the “Obligations”).
          2.2 Nature of Guaranty. This Guaranty is a guaranty of payment, performance and compliance and not of collection and the Guarantor expressly agrees that it shall not be necessary or required that the Creditors exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other Person before or as a condition to the obligations of the Guarantor hereunder. This Guaranty is a primary obligation of the Guarantor and shall be an absolute, unconditional, present, and continuing obligation and shall not be subject to any counterclaim, setoff, deduction, diminution, abatement, recoupment, suspension, deferment, reduction, or defense based on any claim the Guarantor or any other Person may have against the Borrower, the Creditors or any other Person. This Guaranty shall only be discharged by the complete and indefeasible satisfaction of all of the Obligations and shall not be released, discharged or affected by any circumstance whatsoever, including without limitation:
          (a) the unenforceability, invalidity, irregularity or lack of genuineness of the Transaction Document or any of the obligations under the Transaction Documents;
          (b) any amendment, modification, termination, or removal of, or addition or supplement to, the Transaction Documents, or any change in time, manner, or place of payment or performance of any Obligation;

          (c) any assignment, mortgage, release, exchange, addition, or transfer of any Collateral;
          (d) any failure, refusal, omission or delay on the part of the Borrower, any Creditor or any other Person to conform or comply with any term of the Transaction Documents or any other agreement;
          (e) any waiver, consent, extension, indulgence, surrender, settlement, subordination, release, compromise, or other agreement, or the exercise or non-exercise of any right or remedy thereunder, with or without consideration;
          (f) the occurrence and/or continuance of any bankruptcy, insolvency, reorganization, liquidation, arrangement, adjustment of debt, relief of debtors, dissolution, or similar proceeding with respect to the Borrower, any Creditor, or any other Person, including without limitation any modification of the Borrower’s obligations under any Transaction Document in connection with any such proceeding;
          (g) any defect in the title, condition, compliance with specifications, design, operation, or fitness for use of, or any damage to or loss of, or governmental prohibition or restriction, condemnation, requisition, or seizure of, any Collateral for any reason;
          (h) any merger, consolidation, restructuring, termination of existence, sale of assets, or change in the ownership of any membership interests, shares of capital stock or other equity interest of the Borrower or the Guarantor;
          (i) any present or future law, regulation, or order in any jurisdiction (whether of right or in fact) or any agency thereof affecting any term of any Obligation or any rights of any Creditor with respect thereto, including, without limitation, any law, regulation or order purporting to vary the terms of payment or to restrict the right or power of the Borrower or of the Guarantor or either of them to make payment of any of their respective Obligations to the Creditors; or
          (j) any other circumstances whatsoever which might otherwise constitute a defense available to, or a discharge of, either the Borrower or the Guarantor.
          SECTION 3. Representations and Warranties. The Guarantor hereby represents and warrants to the Security Trustee, for the benefit of the Creditors, (which representations and warranties shall survive the execution and delivery of this Guaranty) as follows:
          3.1 Due Organization and Power. The Guarantor is duly formed and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, has full power to carry on its business as now being conducted and to enter into and perform its obligations under this Guaranty, and has complied with all statutory, regulatory and other requirements relative to such business and such agreements;
          3.2 Authorization and Consents. All necessary corporate action has been taken to authorize, and all necessary consents and authorities have been obtained and remain in full force and effect to permit, the Guarantor to enter into and perform its obligations under this Guaranty;
          3.3 Binding Obligations. This Guaranty constitutes the legal, valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with its terms, except to the extent that such enforcement may be limited by equitable principles, principles of public policy or applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors’ rights;
          3.4 No Violation. The execution and delivery of, and the performance of the provisions of, this Guaranty do not contravene any applicable law or regulation existing at the date hereof or any contractual restriction binding on the Guarantor or the certificate of incorporation or by-laws thereof.
          SECTION 4. Covenants.
          4.1 Affirmative Covenants. The Guarantor hereby covenants and undertakes with the Security Trustee, for the benefit of the Creditors, that from the date hereof and so long as any Obligation remains unsatisfied, it shall:
          (a) duly perform and observe the terms of this Guaranty;
          (b) immediately upon obtaining knowledge thereof, inform the Security Trustee of the occurrence of (i) any Event of Default or of any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, (ii) any litigation or governmental proceeding pending or threatened against it which could reasonably be expected to have a material adverse effect on its or the Borrower’s business, assets, operations, property or financial condition and (iii) any event or condition which is reasonably likely to have a material adverse effect on its ability to perform its obligations under this Guaranty; and
          (c) obtain every consent and do all other acts and things which may from time to time be necessary or advisable for the continued due performance of all its obligations under this Guaranty.
          4.2 Financial Covenants. The Guarantor hereby covenants and undertakes with the Security Trustee, for the benefit of the Creditors, that from the date hereof and so long as any Obligation remains unsatisfied, it shall:
          (a) maintain a ratio of Total Shareholder Equity to Total Assets of at least thirty-five percent (35%);
          (b) maintain a ratio of EBITDA to Interest Expense of no less than 2.25:1.00; and
          (c) deliver a completed and executed Compliance Certificate to the Facility Agent on such dates as the Borrower is required to deliver its financial statements in accordance with Sections 9.1(d)(i) and 9.1(d)(ii) of the Facility Agreement.
          SECTION 5. Payments.
          5.1 Payment. (a) All payments by the Guarantor under this Guaranty shall be made in the same manner as the Borrower is required to make payments under the Facility Agreement as specifically set forth therein.
          (b) On any amount or amounts for which the Guarantor is liable hereunder interest shall be due at the Default Rate specified in Section 6.2 in the Facility Agreement from the due date thereof under the Facility Agreement until the date of payment of such amount by the Guarantor or the Borrower.
          5.2 Currency of Account. (a) If for the purpose of obtaining or enforcing a judgment in any court in any country, it becomes necessary to convert into any other currency (the “Judgment Currency”) an amount due in Dollars under this Guaranty then the conversion shall be made, in the discretion of the Security Trustee, at the rate of exchange prevailing either on the date of default or on the day before the day on which the judgment is given or the order for enforcement is made, as the case may be (the “Conversion Date”) provided that the Security Trustee shall not be entitled to recover under this clause any amount in the Judgment Currency which exceeds at the Conversion Date the amount in Dollars due under this Guaranty.
          (b) If there is a change in the rate of exchange prevailing between the Conversion Date and the date of actual payment of the amount due, the Guarantor shall pay such additional amounts (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of payment will produce the amount then due under this Guaranty in Dollars; any excess over the amount due received or collected by the Security Trustee shall be remitted to the Guarantor.
          (c) Any amount due from the Guarantor under this Section 5.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Guaranty or any of the other Transaction Documents; provided, however, that nothing herein shall be construed so as to permit the Security Trustee to recover amounts from the Guarantor previously paid by any other party other than as provided herein.
          (d) The term “rate of exchange” in this Section means the rate at which the Security Trustee in accordance with its normal practices is able on the relevant date to purchase Dollars with the judgment currency and includes any costs of exchange (including any premium) payable in connection with such purchase.
          5.3 Taxes; Withholdings. Should the Guarantor be compelled by law, regulation, decree, order or stipulation to make any deduction or withholding on account of any present or future Taxes from any payment due under this Guaranty for the account of the Creditors, the amount due from the Guarantor in respect of such payment shall be increased by such additional amounts necessary to ensure that, after the making of such deduction or withholding with respect to Taxes, the relevant Creditor receives a net amount equal to the amount which it would have received had no such deduction or withholding with respect to Taxes been made and the Guarantor shall indemnify each Creditor against any losses or costs incurred by it by reason of any failure of the Guarantor to make any such deduction or withholding or by reason of any such additional payment not being made to the Creditors on the due date for such payment. If at any time a Creditor is entitled to an exemption from or reduction of withholding tax under the law of the applicable jurisdiction, then such Creditor shall deliver to the Guarantor such properly completed and executed documentation prescribed by applicable law as will permit such payments required under this Guaranty to be made without withholding or at a reduced rate of withholding. The Guarantor shall deliver to the Security Trustee evidence satisfactory to the Security Trustee including all relevant tax receipts that such Tax has been duly remitted to the appropriate authority. Notwithstanding the preceding sentence, the Guarantor shall not be required to pay additional amounts or otherwise indemnify the Creditors for or on account of:
          (a) Taxes based on or measured by the overall net income of any Creditor for Taxes in the nature of franchise taxes or taxes for the privilege of doing business imposed by any jurisdiction or any political subdivision or taxing authority therein unless such Taxes are imposed as a result of the activities of the Borrower or the Guarantor within the relevant taxing jurisdiction; or
          (b) Taxes imposed by any jurisdiction or any political subdivision or taxing authority therein on any Creditor that would not have been imposed but for the Creditor’s being organized in or conducting business in or maintaining a place of business in the relevant taxing jurisdiction, or engaging in activities or transactions in the relevant taxing jurisdiction that are unrelated to the transactions contemplated by the Facility Agreement, but only to the extent such Taxes are not imposed as a result of the activities of the Borrower or the Guarantor within the relevant taxing jurisdiction or the legal status of the Borrower or the Guarantor under the laws of the taxing jurisdiction.
          SECTION 6. Preservation of Rights.
          6.1 The Guarantor hereby consents: (a) that from time to time, without notice to or further consent of the Guarantor, the time for the performance and/or observance by the Borrower or of the Guarantor of any of the agreements, covenants or conditions in the Transaction Documents, or any of them, on the part of the Borrower or the Guarantor, or either thereof, to be performed and/or observed may be waived or the time of performance thereof extended by the Creditors and payment of any amounts owing or payable under any such document may be extended or any such document may be renewed in whole or in part or modified in any respect or any collateral or arrangement provided for by any such document as security for any obligation contemplated by any such document may be exchanged, surrendered, released or otherwise dealt with as the Creditors may determine; (b) that the time for the making of any payment of any obligation hereby guaranteed may be accelerated in accordance with any agreement between any of the Creditors and the Borrower or the Guarantor, and that any of the acts mentioned in any of said documents may be done; and (c) that any other guarantor of any of the obligations hereby guaranteed and/or any document or security therefor may be released in whole or in part without affecting the obligations of the Guarantor hereunder.
          6.2 The Guarantor hereby waives, to the extent permitted by applicable law:
          (a) any notice required by law or otherwise to preserve any rights hereunder or under any other Transaction Document against the Guarantor or against the Borrower, including without limitation: (i) acceptance, presentment, demand, protest, or proof of nonperformance of any Obligation, (ii) notice of the sale of any Collateral or the transfer by the Borrower of any interest in any Collateral or any Transaction Document, (iii) notice of the acceptance of this Guaranty and of any change in the Borrower’s financial condition, (iv) notices of the creation, renewal, extension, or accrual of any Obligation or any of the matters referred to in Section 2 hereof, or any notice of or proof of reliance by any Creditor upon this Guaranty or acceptance of this Guaranty (the Obligations, and any of them, shall conclusively be deemed to have been created, contracted, incurred or renewed, extended, amended or waived in reliance upon this Guaranty and all dealings between the Borrower or the Guarantor and the Creditors shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty), and (v) notices which may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights of the Creditors against the Guarantor;
          (b) the prior exercise of any remedy contained in any Transaction Document or otherwise available to the Creditors;
          (c) any requirement of diligence on the part of any Person including without limitation diligence in making any claim or commencing suit hereon or on any other Transaction Document, and any requirement to mitigate damages or exhaust remedies under any Transaction Document;
          (d) the right to interpose all substantive and procedural defense of the law of guaranty, indemnification, suretyship, or other applicable law except the defense of prior payment or prior performance by the Borrower or the Guarantor of the Obligations;
          (e) all rights and remedies accorded by applicable laws to guarantors or sureties, including any extension of time conferred by any law now or hereafter in effect;
          (f) any right or claim of right to cause a marshaling of the Borrower’s assets or to cause the Creditors to proceed against the Borrower or any collateral held by any Creditor at any time or in any particular order;
          (g) rights to the enforcement, assertion, or exercise by the Creditors of any right, power, privilege, or remedy conferred herein or any other Transaction Document or otherwise;
          (h) notices of the sale, transfer or other disposition of any right, title to, or interest in any Transaction Document; and
          (i) any other right whatsoever which might otherwise constitute a discharge, release, or defense of the Guarantor hereunder or of the Borrower or the Guarantor under any Transaction Document or which might otherwise limit recourse against the Borrower or the Guarantor.
No failure to exercise and no delay in exercising, on the part of any Creditor, any right, power, or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof, or the exercise of any other power or right. The obligations of the Guarantor hereunder shall not be affected by receipt by any Creditor of any proceeds of any security at any time held by a Creditor. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.
          6.3 The Guarantor agrees that so long as the Borrower has any actual or contingent liability under the Transaction Documents any rights which the Guarantor may at any time have by reason of the performance by the Guarantor of its obligations hereunder (a) to be indemnified by the Borrower and/or (b) to claim any contribution from any other guarantor of the Borrower’s obligations under the Transaction Documents and/or (c) to take the benefit (in whole or in part) of any security taken pursuant to this Guaranty or any other Transaction Document by all or any of the persons to whom the benefit of the Guarantor’s obligations are given, shall be exercised by the Guarantor in such manner and upon such terms as the Creditors may require and further agrees to hold any monies at any time received by it as a result of the exercise of any such rights or otherwise for and on behalf of and to the order of the Creditors, for application in or towards payment of any amounts at any time owed by the Borrower under the Transaction Documents.
          6.4 The Guarantor agrees that its liabilities hereunder shall be unconditional irrespective of any other circumstance which might otherwise constitute a discharge at law or in equity of a guarantor or surety. The Guarantor guarantees that all payments made by the Borrower, the Guarantor, or either of them, to the Security Trustee on any Obligation will, when made, be final and agrees that, if any such payment is recovered from, or repaid by, the Creditors in whole or in part in any bankruptcy, insolvency or similar proceeding instituted by or against the Borrower, or the Guarantor, or either of them, this Guaranty shall continue to be fully applicable to such obligation to the same extent as though the payment so recovered or repaid had never been originally made on such obligation.
          6.5 The Creditors may enforce the obligations of the Guarantor hereunder without in any way first pursuing or exhausting any other rights or remedies which the Creditors may have against the Borrower, or against any other Person or against any security the Creditors may hold.
          6.6 The Guarantor hereby irrevocably waives all rights of subrogation (whether contractual, under Section 509 of Title 11 of the United States Code entitled “Bankruptcy” as now or hereafter in effect, or any successor thereto (herein called the “Bankruptcy Code”), under common law, or otherwise) to the claims of any of the Creditors against the Borrower and all contractual, statutory or common law rights of contribution, reimbursement, indemnification and similar rights and “claims” (as such term is defined in the Bankruptcy Code) against the Borrower which arise in connection with, or as a result of, this Guaranty, until such time as the obligations of the Borrower under or in connection with the Transaction Documents have been indefeasibly paid in full.
          6.7 The Guarantor shall not assign, transfer, hypothecate or dispose of any claim that it has or may have against the Borrower while any indebtedness of the Borrower to the Creditors remains unpaid, without the written consent of the Creditors.
          6.8 Notice of acceptance by the Security Trustee of this Guaranty and of the incurring of any or all of the obligations hereby guaranteed is hereby waived by the Guarantor, and this Guaranty and all of the terms and provisions hereof shall immediately be binding upon the Guarantor from the date of execution hereof.
          SECTION 7. Fraudulent Conveyances; Fraudulent Transfers. (a) The Guarantor, and by its acceptance of this Guaranty, the Security Trustee and each other Creditor, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of the Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of any

Proceeding, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of the Guarantor hereunder. To effectuate the foregoing intention, the Security Trustee, the other Creditors and the Guarantor hereby irrevocably agree that the Obligations of the Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of the Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.
          (a) The Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Creditor under this Guaranty or any other guaranty, the Guarantor shall contribute, to the maximum extent permitted by law, such amounts to each other guarantor so as to maximize the aggregate amount paid to the Creditors under or in respect of the Transaction Documents.
          SECTION 8. Miscellaneous.
          8.1 Further Assurances. The Guarantor agrees that if this Guaranty shall, in the reasonable opinion of the Security Trustee, at any time be deemed by the Security Trustee, for any reason, insufficient in whole or in part to carry out the true intent and spirit hereof, it shall execute or cause to be executed such other documents or deliver or cause to be delivered such further assurances as in the opinion of the Security Trustee may be required in order to more effectively accomplish the purposes of this Guaranty including, without limitation, an alternative guaranty or such other alternative agreement as the Security Trustee shall require.
          8.2 Remedies Cumulative and Not Exclusive; No Waiver. Each and every right, power and remedy herein given to the Security Trustee shall be cumulative and shall be in addition to every other right, power and remedy of the Security Trustee now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy, whether herein given or otherwise existing, may be exercised from time to time, in whole or in part, and as often and in such order as may be deemed expedient by the Security Trustee, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No failure, delay or omission by the Security Trustee or any of the Creditors in the exercise of any right or power or in the pursuance of any remedy accruing upon any breach or default by the Guarantor or the Borrower shall impair any such right, power or remedy or be construed to be a waiver of any such right, power or remedy or to be an acquiescence therein; nor shall the acceptance by the Security Trustee or any of the Creditors of any security or of any payment of or on account of any of the amounts due from the Guarantor or the Borrower to the Security Trustee and maturing after any breach or default or of any payment on account of any past breach or default be construed to be a waiver of any right with respect to any future breach or default or of any past breach or default not completely cured thereby.
          8.3 Successors and Assigns. This Guaranty and all obligations of the Guarantor hereunder shall be binding upon the successors and assigns of the Guarantor and shall, together with the rights and remedies of the Security Trustee hereunder, inure to the benefit of the Security Trustee, its respective successors and assigns.

          8.4 Waiver; Amendment. None of the terms and conditions of this Guaranty may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Guarantor and the Security Trustee (with the consent of the Majority Lenders).
          8.5 Invalidity. If any provision of this Guaranty shall at any time, for any reason, be declared invalid, void or otherwise inoperative by a court of competent jurisdiction, such declaration or decision shall not affect the validity of any other provision or provisions of this Guaranty, or the validity of this Guaranty as a whole and, to the fullest extent permitted by law, the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Security Trustee in order to carry out the intentions of the parties hereto as nearly as may be possible. The invalidity and unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.
          8.6 Notices. All notices, requests, demands and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission, electronic transmission or similar writing) and shall be given to such party at the address, facsimile number or email address set forth below or at such other address or facsimile numbers as such party may hereafter specify for the purpose by notice to each other party hereto. Any notice sent by facsimile or electronic transmission shall be confirmed by letter dispatched as soon as practicable thereafter.
If to the Guarantor:
GulfMark Offshore, Inc.
10111 Richmond Ave., Suite 340
Houston, TX 77042
Phone: 713 963 9522
Facsimile: 713 963 0541
Attention: Quintin V. Kneen
If to the Security Trustee:
DVB BANK NV
Parklaan 2
3016 BB Rotterdam
The Netherlands
Attn:
Facsimile No.:
Telephone No.:
Every notice or other communication shall, except so far as otherwise expressly provided by this Guaranty, be deemed to have been received (provided that it is received prior to 2 p.m. local time; otherwise it shall be deemed to have been received on the next following Banking Day) (i) if given by facsimile or electronic transmission, on the date of dispatch thereof (provided further that if the date of dispatch is not a Banking Day in the locality of the party to whom such notice or demand is sent, it shall be deemed to have been received on the next following Banking Day in such locality) or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section or when delivery at such address is refused.

          8.7 Electronic Delivery. Delivery of an executed copy of this Guaranty by facsimile or electronic transmission shall be deemed as effective as delivery of an originally executed copy. In the event that the Guarantor delivers an executed copy of this Guaranty by facsimile or electronic transmission, the Guarantor shall also deliver an originally executed copy as soon as practicable, but the failure of the Guarantor to deliver an originally executed copy of this Guaranty shall not affect the validity or effectiveness of this Guaranty.
          8.8 References. References herein to Sections, Exhibits and Schedules are to be construed as references to sections of, exhibits to, and schedules to, this Guaranty, unless the context otherwise requires.
          8.9 Headings. In this Guaranty, Section headings are inserted for convenience of reference only and shall not be taken into account in the interpretation of this Guaranty.
          8.10 Termination. If the Borrower shall pay and discharge all of its obligations under or in connection with the Facility Agreement or is released therefrom in accordance with the terms thereof, all of the right, title and interest herein assigned all revert to the Guarantor and this Guaranty shall terminate.
          SECTION 9. Applicable Law, Jurisdiction and Waivers.
          9.1 Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws thereof other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York.
          9.2 Submission to Jurisdiction. The Guarantor hereby irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York in any action or proceeding brought against it by any of the Creditors under this Guaranty or under any document delivered hereunder and hereby irrevocably agrees that valid service of summons or other legal process on it may be effected by serving a copy of the summons and other legal process in any such action or proceeding on the Guarantor by mailing or delivering the same by hand to the Guarantor at the address indicated for notices in this Guaranty. The service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed personal service and accepted by the Guarantor as such, and shall be legal and binding upon the Guarantor for all the purposes of any such action or proceeding. Final judgment (a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of the Guarantor to the Creditors) against the Guarantor in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment. The Guarantor shall advise the Security Trustee promptly of any change of address for the purpose of service of process. Notwithstanding anything herein to the contrary, the Creditors may bring any legal action or proceeding in any other appropriate jurisdiction.
          9.3 WAIVER OF IMMUNITY. TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM SUIT, JURISDICTION OF ANY COURT OR ANY LEGAL PROCESS (WHETHER THROUGH ATTACHMENT

PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OF A JUDGMENT, OR FROM ANY OTHER LEGAL PROCESS OR REMEDY) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.
          9.4 WAIVER OF JURY TRIAL. EACH OF THE GUARANTOR AND THE SECURITY TRUSTEE, BY ITS ACCEPTANCE HEREOF, HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ANY BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS GUARANTY.
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          IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered on the day and year first above written.

GULFMARK OFFSHORE, INC.
By:	/s/ Bruce Streeter
	Name:	Bruce Streeter
	Title:	President & CEO